UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2016
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HOLOGIC, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-36214	04-2902449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)
(508) 263-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2016, the Board of Directors of Hologic, Inc. (the "Company") elected Amy M. Wendell as a director of the Company, effective December 14, 2016. Ms. Wendell has over 30 years of experience in the healthcare industry and was Senior Vice President of Strategy and Business Development for Covidien plc until its acquisition by Medtronic in 2015. Ms. Wendell is currently a Senior Advisor to Perella Weinberg Partners’ Healthcare Investment Banking Practice and McKinsey’s Strategy and Corporate Finance Practice and also serves as a member of McKinsey's Transactions Advisory Board.
Ms. Wendell, who will stand for election by stockholders at the Company’s 2017 Annual Meeting of Stockholders, has been appointed to serve on the Audit and Finance Committee of the Board of Directors. As a non-employee director of the Company, Ms. Wendell will receive compensation as described in the “Director Compensation” section of the Company’s 2016 Proxy Statement, except that she received a pro-rated annual equity grant rather than a one-time sign-on equity grant.

A copy of the Company’s press release announcing the election of Ms. Wendell is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 16, 2016.